UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2025

McGraw Hill, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-42764

(Commission File Number)

87-1259704

(I.R.S. Employer Identification No.)

8787 Orion Place Columbus, OH 43240
(Address of principal executive offices and zip code)

614-430-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	MH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 8, 2025 (the “Amendment Effective Date”), McGraw-Hill Education, Inc., a Delaware corporation (the “Borrower”), an indirect wholly owned subsidiary of McGraw Hill, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 7 to the Credit Agreement (the “Amendment”), which amended that certain credit agreement, dated as of July 30, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among MAV Intermediate Holding II Corporation; the Borrower; certain subsidiaries of the Borrower as guarantors from time to time; the lenders and swingline lenders party thereto from time to time; and Bank of America, N.A., as administrative agent and collateral agent (in such capacities, the “Administrative Agent”).

The Amendment, among other items: (i) (x) reduces the interest rate under the Credit Agreement on the Amendment Effective Date by 50 basis points, such that the term loans will bear interest, at the Borrower’s option, either at a rate based on (a) Term SOFR plus an applicable margin of 275 basis points or (b) the base rate plus an applicable margin of 175 basis points, and thereafter (y) further reduces the interest rate under the Credit Agreement after the Amendment Effective Date if, and for so long as (with applicable notice to the Administrative Agent), the Borrower is rated by each of S&P and Moody’s (each of the foregoing as defined in the Credit Agreement) with a rating from each of at least B+ (with stable or better outlook) and at least B1 (with stable or better outlook), respectively, by another 25 basis points, such that the terms loans will bear interest, at the Borrower’s option, either at a rate based on (a) Term SOFR plus an applicable margin of 250 basis points or (b) the base rate plus an applicable margin of 150 basis points; and (ii) resets the period during which a prepayment premium would be required to be paid on a prepayment made in connection with a Repricing Transaction (as defined in the Credit Agreement) to six months after the effective date of the Amendment. There are no other material changes to the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto. The representations and warranties contained in the Amendment were made only for purposes of the Amendment and as of the dates specified therein, were solely for the benefit of certain parties to the Amendment and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on those representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company and its subsidiaries. Moreover, information concerning the subject matter of those representations and warranties may change after the date of the Amendment, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01	Other Events

A copy of the press release announcing the Borrower’s entry into the Amendment issued by the Company on September 9, 2025 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

10.1*	Seventh Amendment to Credit Agreement, dated as of September 8, 2025

99.1	Press Release, dated as of September 9, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2025

MCGRAW HILL, INC.

By:	/s/ David Stafford
Name:	David Stafford
Title:	Executive Vice President, General Counsel, and Secretary